UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2016

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 1, 2016, Aceto Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The matters voted on at the Meeting were: the election of directors, approval of an amendment to the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions, approval of an advisory vote on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm. The final voting results were as follows:

1.	The election of nominees Albert L. Eilender, Salvatore Guccione, Hans C. Noetzli, William N. Britton, Natasha Giordano, Alan G. Levin, Dr. Daniel B. Yarosh and William C. Kennally, III as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall be elected.

The votes were cast with respect to this matter as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Albert L. Eilender	23,615,810	265,317	3,409,589
Salvatore Guccione	23,643,396	237,731	3,409,589
Hans C. Noetzli	23,581,932	299,195	3,409,589
William N. Britton	23,697,354	183,773	3,409,589
Natasha Giordano	23,768,095	113,032	3,409,589
Alan G. Levin	23,715,476	165,651	3,409,589
Dr. Daniel B. Yarosh	23,730,675	150,452	3,409,589
William C. Kennally, III	23,677,410	203,717	3,409,589

Each nominee was elected a director of the Company.

2.	Approval of an amendment to the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions.

The votes were cast with respect to this matter as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,248,719	584,351	48,057	3,409,589

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The amendment to the Company’s Certificate of Incorporation to reduce the shareholder vote required to approve certain transactions was approved.

3.	The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,992,496	771,820	116,811	3,409,589

4.	The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2017 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN
26,793,650	458,357	38,709

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 2, 2016	By: /s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

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